Exhibit 99.1

ZIOPHARM Announces Second Quarter Financial Results and Updates Key

Development Activities

Advances Synthetic Biology Platform with

Channel Collaborator Intrexon Corporation

BOSTON, MA – August 8, 2013 – ZIOPHARM Oncology, Inc. (Nasdaq: ZIOP) today announced financial results for the second quarter ended June 30, 2013, and provided an update on the Company’s key development activities, including advances in its synthetic biology platform with Channel Collaborator Intrexon Corporation.

“We continue to make great strides with our synthetic biology platform, and expect that the coming quarters will be an important period of validation for both our most advanced program, IL-12 DNA, and our various, cutting-edge multi-genic and immunotherapeutic programs, which are rapidly progressing toward the clinic,” said Jonathan Lewis, M.D., Ph.D., Chief Executive Officer of ZIOPHARM. “These technologies, the first to combine the principles of precision engineering, statistical modeling, automation and production at an industrial scale in the life sciences, are revealing the potential for significant therapeutic advances in cancer treatment.”

Dr. Lewis added: “Our progress will include clinical and preclinical readouts, presentations and publications, many in cooperation with our synthetic biology channel collaborator Intrexon Corporation.”

Recent Corporate Highlights

Ad-RTS IL-12, the Company’s lead drug candidate, is currently being tested in two Phase 2 studies, the first for the treatment of advanced melanoma, and the second in combination with other therapies for the treatment of advanced breast cancer. In May 2013, ZIOPHARM announced promising results from nonclinical and Phase 1 studies in advanced melanoma using Ad-RTS-IL-12. In these studies, the controlled expression of IL-12, through a regulatable gene therapy strategy, was found to limit systemic toxicity while inducing biological and clinical activity in a dose-dependent fashion. The findings were presented in an oral session at the 16th Annual Meeting of the American Society of Gene and Cell Therapy (ASGCT). In June, updated results were presented at the 2013 American Society for Clinical Oncology (ASCO).

ZIOPHARM also announced in March 2013 the initiation of a randomized, open label Phase 2 clinical study of Ad-RTS-IL-12 in combination with other therapies to treat breast cancer. The two-part, multi-center U.S. study will enroll patients with non-resectable, recurrent or metastatic breast cancer who have visible lesions or lesions accessible by injection. The study is designed to assess the safety and efficacy of the therapeutic combination of Ad-RTS-IL-12 and other therapies. Initiation of the clinical study was followed by the presentation of results, from a study in a breast cancer murine preclinical model, demonstrating the anti-tumor effects and tolerability of Ad-RTS-mIL-12. The data were presented at the American Association for Cancer Research 2013 Annual Meeting in April.

The Company is also actively pursuing several other synthetic biology approaches to addressing unmet needs in cancer that have been designed, tested and built in our discovery and preclinical programs, including significant progress made with multi-genic approaches to cancer treatment.

Second Quarter 2013 Financial Results

•

Net loss for the second quarter of 2013 was $18.7 million, or $(0.22) per share, compared to a net loss of $23.6 million, or $(0.30) per share, for the second quarter of 2012. Included in the loss for the second quarter of 2013 was a non-cash expense of $0.4 million compared to a non-cash expense of $0.7 million for the second quarter of 2012. The non-cash expense is related to the change in the fair value of the Company’s outstanding liability-classified warrants. Also included is a cash charge of $1.6 million associated with the restructuring the Company announced in April.

•

Research and development expenses were $14.8 million for the second quarter of 2013 compared to $18.3 million for the second quarter of 2012. The decrease of $3.5 million in research and development expenses is primarily attributable to reduced development of our small molecule drugs and a reduction in employees resulting from the Company’s restructuring.

•

General and administrative expenses were $3.7 million for the second quarter of 2013 compared to $4.9 million for the second quarter of 2012. The decrease of $1.2 million in general and administrative expenses is primarily related to a reduction in employees resulting from the Company’s restructuring.

•	The Company ended the second quarter with cash and cash equivalents of approximately $38.9 million and expects its existing cash resources to support operations into the first quarter of 2014.

About ZIOPHARM Oncology, Inc.:

ZIOPHARM Oncology is a biopharmaceutical company focused on the development and commercialization of new cancer therapies. The Company’s clinical programs include:

Ad-RTS-IL-12 is currently being tested in two Phase 2 studies, the first for the treatment of advanced melanoma, and the second for the treatment of advanced breast cancer. Ad-RTS-IL-12 uses synthetic biology to enable controlled delivery of therapeutic interleukin-12 (IL-12), a protein important for enhancing the development of an immune response to cancer. In partnership with Intrexon Corporation, ZIOPHARM’s DNA synthetic biology platform employs an inducible gene-delivery system that enables controlled delivery of genes that produce therapeutic proteins to treat cancer. This controlled delivery is achieved by producing IL-12 under the control of Intrexon’s proprietary biological “switch” (the RheoSwitch Therapeutic System® or RTS® platform) to turn on and off the therapeutic protein expression at the tumor site.

Palifosfamide (ZIO-201) is a potent, bi-functional DNA alkylating agent that has activity in multiple tumors by evading typical resistance pathways. Palifosfamide is in the same class as bendamustine, cyclophosphamide, and ifosfamide. It is currently being studied in an adaptive Phase 3 study in small-cell lung cancer and an investigator sponsored study in testicular cancer.

Darinaparsin (ZIO-101) is a novel mitochondrial-and hedgehog-targeted agent (organic arsenic) currently in ongoing studies in PTCL with Solasia Pharma K.K.

Indibulin (ZIO-301) is a novel inhibitor of tubulin polymerization that is potentially safer than other tubulin inhibitors as no neurotoxicity has been observed in preclinical studies and in Phase 1 clinical studies.

ZIOPHARM’s headquarters and operations are located in Boston, Massachusetts. Further information about ZIOPHARM may be found at www.ziopharm.com.

Forward-Looking Safe Harbor Statement:

This press release contains certain forward-looking information about ZIOPHARM Oncology that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts. Words such as “expect(s),” “feel(s),” “believe(s),” “will,” “may,” “anticipate(s)” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding our ability to successfully develop and commercialize our therapeutic products; our ability to expand our long-term business opportunities; financial projections and estimates and their underlying assumptions; and future performance. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of the Company, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include, but are not limited to: whether Ad-RTS IL-12, Palifosfamide, Darinaparsin, Indibulin, or any of our other therapeutic products will advance further in the clinical trials process and whether and when, if at all, they will receive final approval from the U.S. Food and Drug Administration or equivalent foreign regulatory agencies and for which indications; whether Ad-RTS IL-12, Palifosfamide, Darinaparsin, Indibulin, and our other therapeutic products will be successfully marketed if approved; whether any of our other therapeutic product discovery and development efforts will be successful; our ability to achieve the results contemplated by our collaboration agreements; the strength and enforceability of our intellectual property rights; competition from pharmaceutical and biotechnology companies; the development of and our ability to take advantage of the market for our therapeutic products; our ability to raise additional capital to fund our operations on terms acceptable to us; general economic conditions; and the other risk factors contained in our periodic and interim SEC reports filed from time to time with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and Quarterly Report on Form 10-Q for the quarter ended June 30, 2013. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof, and we do not undertake any obligation to revise and disseminate forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of or non-occurrence of any events.

ZIOPHARM Oncology, Inc.

Condensed Statements of Operations

(in thousands except share and per share data)

(unaudited)

	Three Months Ended June 30,
	2013	2012

Revenue	$200	$200

Operating expenses:
Research and development	14,775	18,264
General and administrative	3,721	4,902

Total operating expenses	18,496	23,166

Loss from operations	(18,296)	(22,966)

Other income (expense), net	7	3
Change in fair value of warrants	(403)	(650)

Net loss	$(18,692)	$(23,613)

Basic and diluted net loss per share	$(0.22)	$(0.30)

Weighted average common shares outstanding used to compute basic and diluted net loss per share	83,082,633	78,514,718

ZIOPHARM Oncology, Inc.

Balance Sheet Data

(in thousands)

(unaudited)

	June 30, 2013	December 31, 2012

Cash and cash equivalents	38,932	73,306
Working capital	22,033	61,412
Total assets	45,603	83,404
Total stockholders’ equity	19,332	48,445

Contact:

For ZIOPHARM:

David Pitts

Argot Partners

212-600-1902

david@argotpartners.com

Media Contacts:

David Schull or Lena Evans

Russo Partners, LLC

858-717-2310

212-845-4262

david.schull@russopartnersllc.com

lena.evans@russopartnersllc.com